UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 7, 2014

RAIT Financial Trust
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-14760	23-2919819
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2929 Arch St., 17th Floor, Philadelphia, Pennsylvania		19104
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(215) 243-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 7, 2014, we entered into an underwriting agreement, or the underwriting agreement, between ourselves and Barclays Capital Inc., Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC and Keefe Bruyette & Woods, Inc., as representatives of the underwriters named in the underwriting agreement, or the underwriters. Pursuant to the underwriting agreement, we agreed to sell to the underwriters $60.0 million aggregate principal amount of our 7.625% Senior Notes due 2024, or the initial notes. In addition, we granted the underwriters an option exercisable within 30 days to purchase up to an additional $9.0 million aggregate principal amount of 7.625% Senior Notes due 2024, or the option notes, and, together with the initial notes, the notes, to cover overallotments, if any. Pursuant to the underwriting agreement, the underwriters agreed to purchase the notes from us at a price equal to 96.25% of the principal amount of the notes and to sell the notes to the public at a price equal to 100.0% of the principal amount of the notes plus accrued interest, if any, from April 14, 2014. The underwriting agreement contains customary representations, warranties and agreements made by us, conditions to closing, indemnification rights and obligations of the parties, and termination provisions. Under the terms of the underwriting agreement, we agreed to indemnify the underwriters against certain specified types of liabilities, including liabilities under the Securities Act of 1933, as amended, to contribute to payments the underwriters may be required to make in respect of these liabilities and to reimburse the underwriters for certain expenses. The foregoing description of this underwriting agreement is qualified in its entirety by reference to the underwriting agreement filed as Exhibit 1.1 to this report, which is incorporated herein by reference.

The underwriters made a public offering of the notes registered under our previously filed shelf registration statement on Form S-3 (File No. 333-175901). We expect the purchase and sale of the initial securities to occur on April 14, 2014 and to receive net proceeds, after deducting underwriting discounts and our estimated offering expenses, of approximately $57.5 million. We have applied to list the notes on the New York Stock Exchange and, if the application is approved, expect trading in the notes to begin within 30 days after the notes are first issued.

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their related entities have engaged, and may in the future engage, in commercial and investment banking transactions with us and our affiliates in the ordinary course of their business. They have received, and expect to receive, customary compensation and expense reimbursement for these commercial and investment banking transactions.

In particular, we are engaged in customary financing arrangements with affiliates of Barclays Capital Inc. and Credit Suisse Securities (USA) LLC, two of the representatives of the underwriters. Furthermore, an affiliate of Barclays Capital Inc. acts as a hedge counterparty in connection with certain capped call transactions that we have entered into in connection with the issuance of our 4.00% Convertible Senior Notes Due 2033.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates. If the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Forward-Looking Statements

Statements in this report, including intentions, beliefs, expectations or projections relating to the agreements described herein, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Such statements are based on current expectations and assumptions with respect to, among other things, future economic, competitive and market conditions, the future price of our notes and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward looking statements include risks associated with whether the purchase, sale and the listing of the notes on the New York Stock Exchange will be completed and other risks described in the “Risk Factors” section of our most recent prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and our other filings with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description

1.1 Underwriting Agreement dated April 7, 2014 between RAIT Financial Trust and Barclays Capital Inc., Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC and Keefe Bruyette & Woods, Inc., as representatives for the underwriters named therein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAIT Financial Trust

April 11, 2014	By:	/s/ James J. Sebra

Name: James J. Sebra
Title: Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement dated April 7, 2014 between RAIT Financial Trust and Barclays Capital Inc., Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC and Keefe Bruyette & Woods, Inc., as representatives for the underwriters named therein.